UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2023

EVE HOLDING, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-265337	85-2549808
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 General Aviation Drive, Melbourne, FL (Address of principal executive offices)	32935 (Zip Code)
(321) 751-5050 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EVEX	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock	EVEXW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.              Submission of Matters to a Vote of Security Holders.

On May 24, 2023, Eve Holding, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders.  At the meeting, the Company’s stockholders approved each of the proposals submitted to a vote of stockholders by the votes set forth below. The proposals are described in further detail in the Company’s proxy statement filed with the United States Securities and Exchange Commission on April 10, 2023.

1.              Election of Class I Directors

The stockholders elected each of the two nominees named below as Class I directors to serve for a three-year term of office expiring at the 2026 annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal, based on the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
María Cordón	249,663,140	8,405	730,255
Sergio Pedreiro	249,649,683	21,862	730,255

2.              Ratification of Appointment of KPMG LLP

The stockholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, based on the following votes:

Votes For	Votes Against	Abstentions
249,378,913	1,019,193	3,694

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVE HOLDING, INC.

By:	/s/ Flávia Pavie
	Name:	Flávia Pavie
	Title:	General Counsel and Chief Compliance Officer

Date:  May 26, 2023